Exhibit 4.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

EQUINOX FRONTIER FUNDS

A Delaware Statutory Trust

This FIRST AMENDMENT (the “Amendment”) to the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 9, 2013 (the “Trust Agreement”), of Equinox Frontier Funds, a Delaware statutory trust (the “Trust”), is entered into effective as of March 6, 2017, pursuant to Section 11.1 of the Trust Agreement.

WHEREAS, pursuant to Sections 11.1 and 11.3 of the Trust Agreement, the requisite consent of the Limited Owners has been obtained to approve the admission and substitution of Frontier Fund Management LLC, a Delaware limited liability company (“Frontier Fund Management”), for Equinox Fund Management, LLC, a Delaware limited liability company (“Equinox”), as the Managing Owner of the Trust and each series of the Trust, and Equinox desires to cease to be the Managing Owner of the Trust and each series of the Trust for all purposes, and Frontier Fund Management desires to be admitted and substituted as the Managing Owner for all purposes;

WHEREAS, Equinox has agreed to assign, transfer, and convey such amount of its General Units to Frontier Fund Management as Frontier Fund Management is required to hold in its capacity as Managing Owner pursuant to the Trust Agreement.

NOW THEREFORE, in connection with the substitution of Frontier Fund Management for Equinox as the Managing Owner, the Trust Agreement is hereby amended as follows:

1. Defined Terms. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Trust Agreement.

2. Amendment to Section 1.1 of the Trust Agreement. Section 1.1 is amended to amend and restate the definition of “Managing Owner” in its entirety as follows:

“Managing Owner” means Frontier Fund Management LLC or any substitute therefor as provided herein.

3. Amendment to Section 1.2 of the Trust Agreement. The first sentence of Section 1.2 of the Trust Agreement is hereby amended and restated in its entirety as follows:

The name of the Trust is “Frontier Funds.”

4. Amendment to Section 1.3(b) of the Trust Agreement. The last sentence of Section 1.3(b) of the Trust Agreement is hereby amended and restated in its entirety as follows:

The current principal office of the Trust shall be at c/o Frontier Fund Management, LLC, 25568 Genesee Trail Road, Golden, Colorado, 80401.

5. Amendment to Section 1.3(c) of the Trust Agreement. The first sentence of Section 1.3(c) of the Trust Agreement is hereby amended and restated in its entirety as follows:

The Managing Owner or its predecessor in interest, as grantor of the Trust, has contributed, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders.

6. Amendment to Section 3.1(e) of the Trust Agreement. The first sentence of Section 3.1(e) of the Trust Agreement is hereby amended and restated in its entirety as follows:

By virtue of the initial contribution by the Managing Owner or its predecessor in interest to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series.

7. Amendment to Section 3.4(a) of the Trust Agreement. Section 3.4(a) of the Trust Agreement is hereby amended and restated in its entirety as follows:

Without limiting the authority of the Managing Owner set forth in Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby redesignates the existing Equinox Frontier Balanced Fund as the Frontier Balanced Fund, the existing Equinox Frontier Diversified Fund as the Frontier Diversified Fund, the existing Equinox Frontier Heritage Fund as the Frontier Heritage Fund, the existing Equinox Frontier Long/Short Commodity Fund as the Frontier Long/Short Commodity Fund, the existing Equinox Frontier Masters Fund as the Frontier Masters Fund, the existing Equinox Frontier Select Fund as the Frontier Select Fund, and the existing Equinox Frontier Winton Fund as the Frontier Winton Fund. As of the date hereof, the Series of the Trust are as follows:

Frontier Balanced Fund—Multi-Advisor Series (originally designated as “Balanced Series”; redesignated as “Equinox Frontier Balanced Fund” in December 2013; redesignated as “Frontier Balanced Fund” in December 2016)

Frontier Diversified Fund—Multi-Advisor Series (originally designated as “Frontier Diversified Series”; redesignated as “Equinox Frontier Diversified Fund” in December 2013; redesignated as “Frontier Diversified Fund” in December 2016)

Frontier Heritage Fund—Multi-Advisor Series (originally designated as “Graham Series”; redesignated as “Winton/Graham Series” in May 2008; redesignated as “Equinox Frontier Heritage Fund” in December 2013; redesignated as “Frontier Heritage Fund” in December 2016)

Frontier Long/Short Commodity Fund—Multi-Advisor Series (originally designated as “Long/Short Commodity Series”; redesignated as “Frontier Long/Short Commodity Series” in November 2008, to be effective upon the effectiveness of the first Registration

Statement covering the Units of such Series under such redesignated name; redesignated as “Equinox Frontier Long/Short Commodity Fund” in December 2013; redesignated as “Frontier Long/Short Commodity Fund” in December 2016)

Frontier Masters Fund—Multi-Advisor Series (originally designated as “Frontier Masters Series”; redesignated as “Equinox Frontier Masters Fund” in December 2013; redesignated as “Frontier Masters Fund” in December 2016)

Frontier Select Fund—Multi-Advisor Series (originally designated as “Campbell/Graham Series”; redesignated as “Campbell/Graham/Tiverton Series” in May 2008; redesignated as “Equinox Frontier Select Fund” in December 2013; redesignated as “Frontier Select Fund” in December 2016)

Frontier Winton Fund—Winton Capital Management Limited (originally designated as “Beach Series”; redesignated as “Winton Series” in May 2006; redesignated as “Equinox Frontier Winton Fund” in December 2013; redesignated as “Frontier Winton Fund” in December 2016).

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

8. Amendment to Sections 3.5, 4.8, 7.3 and 7.4 of the Trust Agreement. Sections 3.5, 4.8, 7.3 and 7.4 of the Trust Agreement are hereby amended to replace each reference to the names of each Series prior to the date of this Amendment with the redesignated name of such Series as set forth in the table below:

Prior Series Name	Redesignated Series Name
Equinox Frontier Balanced Fund	Frontier Balanced Fund
Equinox Frontier Diversified Fund	Frontier Diversified Fund
Equinox Frontier Heritage Fund	Frontier Heritage Fund
Equinox Frontier Long/Short Commodity Fund	Frontier Long/Short Commodity Fund
Equinox Frontier Masters Fund	Frontier Masters Fund
Equinox Frontier Select Fund	Frontier Select Fund
Equinox Frontier Winton Fund	Frontier Winton Fund

9. Amendment to Section 13.1(e) the Trust Agreement. Section 13.1(e) of the Trust Agreement is hereby amended and restated in its entirety as follows:

In the event of the suspension, revocation or termination of the Managing Owner’s or its delegate’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

10. Amendment to Exhibit A-1 of the Trust Agreement. Exhibit A-1 is hereby amended and restated in its entirety and is replaced with the language attached hereto as Annex A.

11. Notwithstanding any provision in the Trust Agreement to the contrary, upon the execution of this Amendment, automatically and without any further action, vote or approval of any other Person: (i) Equinox hereby transfers and assigns such amount of its General Units to Frontier Fund

Management as Frontier Fund Management shall be required to hold in its capacity as managing owner of the Trust pursuant to the Trust Agreement, the Trust hereby redeems the remainder of the General Units held by Equinox at the Net Asset Value of a Series per Unit of each such General Unit as of the date hereof, and Equinox thereby ceases to be the Managing Owner of the Trust and each Series of the Trust for all purposes, and ceases to have any interest in, or the right to exercise any right or power as the Managing Owner of the Trust and each Series of the Trust; (ii) immediately prior thereto, Frontier Fund Management shall become Managing Owner of the Trust and each Series of the Trust for all purposes; (iii) the Trust shall continue without dissolution under the Trust Agreement and the Delaware Statutory Trust Act; and (iv) the consummation of the transactions effectuated and contemplated by the foregoing shall not be considered a violation of any provision of the Trust Agreement and are hereby ratified, approved and confirmed in all respects.

12. Except as expressly amended hereby, the Trust Agreement remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Managing Owner has duly executed this Amendment as of the date first above written.

FRONTIER FUND MANAGEMENT LLC

By:
Name:
Title:

Acknowledged and Agreed:

EQUINOX FUND MANAGEMENT, LLC, in its capacity as the prior Managing Owner

By:
Name: Robert J. Enck
Title: President & CEO

[Signature Page to First Amendment to Second Amended and Restated

Declaration of Trust and Trust Agreement]

ANNEX A

SECOND RESTATED CERTIFICATE OF TRUST

OF

EQUINOX FRONTIER FUNDS

This Second Restated Certificate of Trust of Equinox Frontier Funds (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to amend and restate the Restated Certificate of Trust of the Trust as filed in the office of the Secretary of State of the State of Delaware on December 9, 2013, in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

The restated Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

FIRST: Name: The name of the statutory trust is Frontier Funds.

SECOND: Delaware Trustee: The name and address of the trustee of the Trust with its principal place of business in the State of Delaware are Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

THIRD: Series: Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each, a “Series”).

FOURTH: Notice of Limitation of Liability of each Series: Pursuant to Section 3804(a) of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

FIFTH: Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Restated Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By: